RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        GYRODYNE COMPANY OF AMERICA, INC.

                Under Section 807 of the Business Corporation Law

            The undersigned, being respectively the President and Secretary of GYRODYNE COMPANY OF AMERICA, INC. (hereinafter referred to as the "Corporation") do hereby certify and set forth:

            1. The name of the Corporation is GYRODYNE COMPANY OF AMERICA, INC. The Corporation was originally incorporated under the name P.C. Helicopter Corporation.

            2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 7th day of August, 1946.

            3. The Restated Certificate of Incorporation restates the text of the Certificate of Incorporation of the Corporation as heretofore amended without making any amendment or change thereto, except the Certificate of Incorporation is changed by the Restated Certificate of Incorporation to effect a change in the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him.

            4. The change in the post office address for mailing a copy of service of process against the Corporation as set forth in Article Fourth of the Restated Certificate of Incorporation has been authorized by resolution adopted by vote of the Board of Directors pursuant to Section 803 of the Business Corporation Law.

            5. The Restated Certificate of Incorporation of the Corporation is hereby set forth as follows:

                  "FIRST: The name of the Corporation is GYRODYNE COMPANY OF
            AMERICA, INC. The Corporation was originally incorporated under the name P.C. Helicopter Corporation.

                  SECOND: The purpose or purposes for which this Corporation is formed are as follows, to wit:

            To design, manufacture, assemble, build, repair, maintain, operate, lease, let, purchase, sell, develop, test, import, export, alter, service, demonstrate and generally deal in and with aircraft of every kind and description, by whatever power actuated and by whatever agency or method sustained and stabilized, both heavier and lighter than air, whether military or civil, whether manned or unmanned, including, without limitation, helicopters, aeroplanes, hydroplanes, missiles, hydro-aeroplanes, dirigibles, balloons, seaplanes, jet planes, all kinds and types of devices now known or which may hereafter be discovered or invented for navigating the air, and all manner of scientific, commercial and military rockets, vehicles and devices intended to penetrate beyond the earth's atmosphere into outer space, whether now known or hereafter discovered, and their fittings, furnishings, instruments, accessories, appurtenances, armor and armorment of every kind and description, and all parts or components of the foregoing, and all supplies and things in any way relating to or used in connection with the foregoing.

            To construct, lease from others, purchase or otherwise acquire, maintain, operate, lease to others and sell or otherwise dispose of airfields, airports, plants, works, stations, depots, hangars, and all other conveniences and appurtenances appropriate thereto; to carry, convey or transmit goods, passengers, mails and intelligence, by means of aircraft, to conduct experiments on its own account and for others, to take out, acquire and operate under letters of patent, or to license others to operate under such letters controlled by it.

            To design, manufacture, purchase, sell and deal in, and to install upon aircraft, weapons, armor and other protective coverings of every kind and description; apparatus for measuring height and distance, determining location and direction, and for signalling or communicating in any way.

            To explore, prospect, drill for, produce, market, sell and deal in and with petroleum, mineral, animal, vegetable and other oils, asphalt, gasoline, napthene, hydrocarbons, oil shales, sulphur, salt, clay, coal, minerals, mineral substances, metals, ores of every kind, or other mineral or non-mineral, liquid, solid, or volatile substances and


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

            products, by-products, combinations and derivatives thereof, and to buy, lease, hire, contract for, invest in, and otherwise acquire, and to own, hold, maintain, equip, operate, manage, mortgage, deal in and with, and to sell, lease, exchange, and otherwise dispose of oil, gas, mineral and mining lands, wells, mines, quarries, rights, royalties, over-riding royalties, oil payments, and other oil, gas and mineral interests, claims, locations, patents, concessions, easements, rights of way, franchises, real and personal property, and all interests therein, tanks, reservoirs, warehouses, storage facilities, elevators, terminals, markets, docks, piers, wharves, drydocks, bulkheads, pumping stations, tank cars, trains, automobiles, trucks, cars, tankers, ships, tugs, barges, boats, vessels, aircraft, and other vehicles, crafts or machinery for use on land, water or air, for prospecting, exploring and drilling for, producing, gathering, manufacturing, refining, purchasing, leasing, exchanging or otherwise acquiring, selling, exchanging, trading for, or otherwise disposing of such mineral and non-mineral substances; and to design, construct, drill, bore, sink, develop, improve, extend, maintain, operate and repair wells, mines, plants, works, machinery, appliances, rigging, casing, tools and storage for this corporation and other persons, associations or corporations.

            To acquire by purchase, subscription, underwriting, or otherwise, or become interested in stock or stocks, warrants or options, security or securities, royalty or royalty interests, property or rights of any other corporation or association, and to participate in syndicates and underwritings; to cause to be formed, reorganized, merged, consolidated or liquidated and to promote, take charge of, or aid, in any way permitted by law, the formation, reorganization, merger or liquidation of any corporation or association.

            To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire and assign contracts in respect of, acquire, receive, grant and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants and by-products thereof; to acquire, by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve and to aid or subscribe toward the


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

            construction, acquisition or improvement of any factories, shops, storehouses, buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

            To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase or otherwise acquire and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage and otherwise handle and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting and building business as principal, agent, representative, contractor, subcontractor and in any other lawful capacity.

            To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes and any
            improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes,
            copyrights, designs and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                  (c) franchises, licenses, grants and concessions;

            To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the


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

            Business Corporation Law subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

                  THIRD: No holder of stock of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any shares of its stock, whether out of the number of shares authorized by the Certificate of Incorporation or by amendment thereof, or out of the shares of stock of the Corporation acquired by it after the issuance thereof, or any rights or options to subscribe for, purchase or receive stock of the Corporation which it may issue or sell, nor shall any holder of stock of the Corporation be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock of the Corporation or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Corporation any shares of its stock; but any stock of the Corporation, whether now or hereafter authorized or acquired by the Corporation, and any rights or options to subscribe for, purchase or receive stock from the Corporation, and any bonds, debentures or other securities of the Corporation convertible into or exchangeable for stock of the Corporation or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Corporation any shares of its stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders; provided, however, that no share of stock having a par value shall be issued for a consideration in an amount less than the par value of such shares of stock.

                  FOURTH: The office of the Corporation is to be located in St.
            James, Town of Smithtown, County of Suffolk, State of New York. The address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him pursuant to law is:
            Gyrodyne Company of America, Inc., 7 Flowerfield, Suite 28, St. James, New York 11780.

                  FIFTH: The duration of said Corporation shall be perpetual.

                  SIXTH: The Board of Directors shall consist of not less than three (3) nor more than nineteen (19) directors, who need not be shareholders. Within these limits, the number of directors of the Corporation shall be fixed from time to time


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

            by resolution of the Board of Directors. The directors in office shall be divided, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The term of office of the Class I directors will expire at the 1997 annual meeting of shareholders, the term of office of the Class II directors will expire at the 1998 annual meeting of shareholders and the term of office of the Class III directors will expire at the 1999 annual meeting of shareholders following their election, and shall hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1997 annual meeting, directors elected to succeed the directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. Directors shall hold office until their successors have been duly elected and qualified, provided, however, that a director may resign. If the number of directors is not evenly divisible into thirds, the Board shall determine which Class or Classes shall have one extra director. Any additional director of any Class elected to the Board of Directors to fill a vacancy from an increase in such Class shall hold office for the term that expires as to that Class. The tenure of a director shall not be affected by any decrease in the number of directors so made by the Board.

                  SEVENTH: The aggregate number of shares which the Corporation is authorized to issue is four million (4,000,000), all of which shall be of par value of $1.00 per share.

                  EIGHTH: All of the shares which the Corporation is authorized to issue shall be of one class, and shall be designated common stock."

            6. The foregoing Restated Certificate of Incorporation of the Corporation was authorized by vote of the Board of Directors.

            IN WITNESS WHEREOF, this Restated Certificate of incorporation has been subscribed this 7th day of December, 1996 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


                                                 /s/ Dimitri P. Papadakos
                                                 -------------------------------
                                                 DIMITRI P. PAPADAKOS, President


                                                 /s/ Peter Pitsiokos
                                                 --------------------------
                                                 PETER PITSIOKOS, Secretary


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